Exhibit 99.1
Amicus Therapeutics Announces Third Quarter 2007 Financial Results
Cranbury, NJ, October 31, 2007 - Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company developing small molecule, orally-active pharmacological chaperones for the treatment of human genetic diseases, today announced financial results for the third quarter of 2007. On a reported basis calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Amicus announced a net loss attributable to common stockholders per share of $0.46 for the three months ended September 30, 2007. On a non-GAAP basis, Amicus reported a net loss attributable to common stockholders per share of $0.41 for the three months ended September 30, 2007. As of September 30, 2007, cash, cash equivalents, and marketable securities totaled $119.4 million.
“We continue to be very pleased with the progress in all of our clinical programs and look forward to sharing the preliminary Phase II data from our lead programs for AmigalTM for Fabry disease and PliceraTM for Gaucher disease by year end,” stated John F. Crowley, CEO of Amicus Therapeutics.
Financial Results
On a reported basis, the net loss attributable to common stockholders for the three months ended September 30, 2007 was $10.3 million as compared to $11.7 million for the same period in 2006. On a non-GAAP basis, the net loss for the three months ended September 30, 2007 was $9.2 million as compared to $10.6 million and the same period in 2006. The Company recorded no revenues during these periods.
On a non-GAAP basis, research and development expense for the three months ended September 30, 2007, was $7.1 million, an increase of $0.9 million from $6.2 million for the three months ended September 30, 2006.
On a non-GAAP basis, general and administrative expense for the three months ended September 30, 2007, was $3.3 million, a decrease of $0.1 million from $3.4 million from the three months ended September 30, 2006.
The differences between U.S. GAAP EPS, net loss, research and development expense and general and administrative expense and the corresponding non-GAAP amounts are itemized in table 2 and 3, and are primarily due to:
•	Pre-tax share-based compensation expense under SFAS No. 123R of $1.1 million (or $0.05 per share) for the three months ended September 30, 2007, primarily related to employee stock option expense.
•	Pre-tax charges for preferred stock accretion.
•	Pre-tax charges for changes in the fair value of warrant liability.
Use of Non-GAAP Financial Measures
Our “non-GAAP net loss” and “non-GAAP diluted net loss per common share” financial measures are defined as reported, or GAAP, net loss and diluted net loss per common share excluding, for the reasons discussed below,
(1)	Stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (2) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors’ understanding of the Company’s financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net loss and diluted net loss per common share should not be viewed in isolation or as a substitute for reported, or GAAP net loss and diluted net loss per common share.
(2)	Stock option expense — Non-GAAP net loss and diluted net loss per common share exclude the impact of our stock option expense recorded in accordance with SFAS No. 123R. We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our business.
(3)	Other items — Non-GAAP net loss and diluted net loss per common share exclude other unusual or non-recurring items that are evaluated on an individual basis. Our evaluation of whether to exclude an item for purposes of determining our non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including, among other things (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. Items excluded for purposes of determining non-GAAP net loss and diluted net loss per common share include deemed dividends, preferred stock accretion, and changes in the fair value of warrant liability.

About Amicus Therapeutics
Amicus Therapeutics is a biopharmaceutical company developing novel, oral therapeutics known as pharmacological chaperones for the treatment of a range of human genetic diseases. Pharmacological chaperone technology involves the use of small molecules that selectively bind to and stabilize proteins in cells, leading to improved protein folding and trafficking, and increased activity. Amicus is initially targeting lysosomal storage disorders, which are severe, chronic genetic diseases with unmet medical needs. Amicus has two product candidates in Phase II clinical trials, Amigal™ for the treatment of Fabry disease and Plicera™ for the treatment of Gaucher disease. The Company is also conducting Phase I clinical trials of AT2220 for the treatment of Pompe disease.
Forward-Looking Statements
Amicus cautions you that statements included in the press release that are not a description of historical facts are “forward-looking statements” within the meaning of Section 21E of the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should” and “could” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the potential progress and results of clinical trials, actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the respective Phase II clinical trials and data for Amigal™ and Plicera™, and the Phase I clinical trial for AT2220 may not proceed in the timeframes or in the manner Amicus expects or at all. Further, the results of earlier clinical trials may not be predictive of future results; Amicus and its licensors may not be able to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; and other risks detailed in the public filings of Amicus with the Securities and Exchange Commission. You are cautioned no to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Amicus undertakes no obligation to revise or update this news to reflect events or circumstances after the date hereof.
CONTACTS:
Investors:
Carney Noensie
Burns McClellan
(212) 213-0006
Media:
Dan Budwick
BMC Communications Group
(212) 477-9007 ext. 14

Amicus Therapeutics, Inc.
(a development stage company)
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Period From February 4, 2002 (inception) to September 30,
	2006	2007	2006	2007	2007
Operating Expenses:
Research and development	$6,725	$7,537	$19,444	$21,404	$80,208
General and administrative	3,783	3,954	8,247	9,994	32,786
Impairment of leasehold improvements	—	—	—	—	1,030
Depreciation and amortization	245	315	661	924	2,481
In-process research and development	—	—	—	—	418

Total operating expenses	10,753	11,806	28,352	32,322	116,923

Loss from operations	(10,753)	(11,806)	(28,352)	(32,322)	(116,923)
Other income (expenses):
Interest income	519	1,593	1,204	3,346	6,154
Interest expense	(75)	(90)	(200)	(269)	(1,351)
Change in fair value of warrant liability	(154)	—	(27)	(149)	(454)
Other expense	(1,180)	—	(1,180)	—	(1,182)

Loss before tax benefit	(11,643)	(10,303)	(28,555)	(29,394)	(113,756)
Income tax benefit	—	—	—	—	695

Net loss	(11,643)	(10,303)	(28,555)	(29,394)	(113,061)
Deemed dividend	—	—	(19,424)	—	(19,424)
Preferred stock accretion	(41)	—	(122)	(351)	(802)

Net loss attributable to common stockholders	$(11,684)	$(10,303)	$(48,101)	$(29,745)	$(133,287)

Net loss attributable to common stockholders per common share — basic and diluted	$(15.01)	$(0.46)	$(70.72)	$(2.92)

Weighted-average common shares outstanding — basic and diluted	778,561	22,291,832	680,114	10,177,449

See accompanying notes to consolidated financial statements

Amicus Therapeutics, Inc
Statement of Operations Information for 3 months
ending September 30, 2007
(in thousands, except share and per share amounts)

		Change in
		Fair
		Value of	Preferred
		Warrant	Stock	Stock	GAAP as
	Non-GAAP	Liability	Accretion	Compensation	Reported
Income Statement Classifications:

Research and development	$(7,090)	$—	$—	$(447)	$(7,537)

General and administrative	(3,293)			(661)	(3,954)

Depreciation and amortization	(315)				(315)

Interest income	1,593				1,593

Interest expense	(90)				(90)

Summary:

Loss before income taxes:	(9,195)	—	—	(1,108)	(10,303)

Net loss:	$(9,195)	$—	$—	$(1,108)	$(10,303)

Net loss per share — basic and diluted:	$(0.41)	$—	$—	$(0.05)	$(0.46)

Weighted average number of shares outstanding:	22,291,832				22,291,832

Amicus Therapeutics, Inc
Statement of Operations Information for 3 months
ending September 30, 2006
(in thousands, except share and per share amounts)

		Change in
		Fair Value	Preferred
		of Warrant	Stock	Stock	GAAP as
	Non-GAAP	Liability	Accretion	Compensation	Reported
Income Statement Classifications:

Research and development	$(6,239)	$—	$—	$(486)	$(6,725)

General and administrative	(3,368)			(415)	(3,783)

Depreciation and amortization	(245)				(245)

Interest income	519				519

Interest expense	(75)				(75)

Change in fair value of warrant liability	—	(154)			(154)

Other expense	(1,180)				(1,180)

Preferred stock accretion	—		(41)		(41)

Summary:

Loss before income taxes:	(10,588)	(154)	(41)	(901)	(11,684)

Net loss:	$(10,588)	$(154)	$(41)	$(901)	$(11,684)

Net loss per share — basic and diluted:	$(13.60)	$(0.20)	$(0.05)	$(1.16)	$(15.01)

Weighted average number of shares outstanding:	778,561				778,561